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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K




                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





Date of Report (Date of earliest event reported) June 29, 2000
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                                      UICI
             (Exact name of registrant as specified in its charter)

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
                  Delaware                                0-14320              75-2044750
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(State or other jurisdiction of incorporation        (Commission File         (IRS Employer
              or organization)                           Number)            Identification No.)
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4001 McEwen Drive, Suite 200, Dallas, Texas                        75244
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  (972) 392-6700
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                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5. OTHER EVENTS

                  On June 29, 2000, the Office of the United States Comptroller of the Currency approved a definitive Capital Plan submitted by United Credit National Bank (a special purpose national bank headquartered in Sioux Falls, South Dakota, and an indirect, wholly-owned, subsidiary of
         UICI) ("UCNB"). UICI also announced a series of transactions, the proceeds of which will be used to fund the Company's cash obligations under the Capital Plan, and the execution of an agreement in principle with Ronald L. Jensen (the Company's Chairman) to refinance its outstanding debt, including the payment in full of debt in the amount of $14.0 million owing under its commercial bank facility.

         OCC APPROVAL OF UCNB CAPITAL PLAN

                  The Capital Plan approved by the OCC contemplates the orderly disposition on or before December 31, 2000 of UICI's ownership interest in UCNB or the liquidation of UCNB, the payment of all of UCNB's insured deposits and satisfaction of or provision for all other UCNB liabilities, and the maintenance of minimum capital ratios during this period. The Capital Plan further provides that (a) UICI through United CreditServ (UICI's wholly owned subsidiary and the direct parent of UCNB) will contribute an aggregate of $50.0 million to the capital of UCNB in prescribed increments over a thirty-day period ending July 29, 2000 and (b) UICI and Ronald L. Jensen (UICI's Chairman) will deliver additional collateral to UCNB to further secure UCNB's obligations under the Capital Plan.

                  The Capital Plan as submitted to and approved by the OCC does not contemplate that UCNB will need to issue any new certificates of deposit. The Capital Plan contemplates that UCNB will have sufficient cash and cash equivalents to fully discharge all insured deposits, regardless of the amount of proceeds ultimately realized upon sale or disposition of UCNB's credit card portfolio and other assets.

                  UICI, United CreditServ and UCNB agreed to the issuance by the OCC on June 29, 2000 of separate Consent Orders memorializing the terms of the Capital Plan. The Consent Orders provide, among other things, that (a) UICI through United CreditServ will contribute additional capital to UCNB in the amount of $50.0 million; (b) UCNB will maintain prescribed capital ratios throughout the plan period; (c) UCNB will adopt and implement certain credit card administrative policies and procedures; and (d) on or before December 31, 2000, UICI will assume all of UCNB's remaining contingent liabilities. UICI's obligations under the Capital Plan will be secured by a pledge by UICI of $35.0 million principal amount of short-term promissory notes to be issued to UICI and guaranteed by Mr. Jensen in connection with a contemplated purchase by an investment group consisting of Jensen family members (including Mr. Jensen) of UICI's National Motor Club unit and a pledge by Mr. Jensen of $7.1 million face amount of investment securities owned by him.

                  The Capital Plan was submitted in compliance with the terms of a Consent Order originally issued by the OCC on February 25, 2000. The February 25 Consent Order was issued by the OCC in connection with its examination of UCNB, which followed the announcement by UICI in December 1999 of significant 1999 losses at United CreditServ attributable primarily to charges to the provision for credit card loan losses at UCNB. Since UICI first announced losses at its United CreditServ unit in December 1999, UICI through United CreditServ has contributed to UCNB as capital an aggregate of $131.6 million in cash, including additional cash in the amount of $5.0 million contributed on June 28, 2000 as the initial installment under the Capital Plan. UICI has funded these prior cash contributions with the proceeds of sales of investment




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         securities, loan proceeds, regular cash dividends paid in 1999 from its insurance company subsidiaries and cash on hand.

                  Under the terms of the February 25 Consent Order, UCNB is currently prohibited from accessing the brokered deposit market and from soliciting or accepting deposits over the Internet. At June 30, 2000, UCNB had $182.7 million of certificates of deposits outstanding, and UCNB held approximately $89.5 million in cash, cash equivalents and short term U.S. Treasury securities. Of the certificates of deposit outstanding at June 30, 2000, $48.1 million mature on or before July 31, 2000; $53.1 million mature between August 1 and September 30, 2000; $64.5 million mature between October 1 and December 31, 2000; and $17.0 million mature thereafter.

                  UICI previously announced that it intends to exit from its United CreditServ sub-prime credit card business on or before December 31, 2000, and, accordingly, the United CreditServ unit has been reflected as a discontinued operation for financial reporting purposes. UICI recorded in 1999 an additional pre-tax loss, and established a corresponding liability for loss on the disposal of the discontinued operation, in the amount of $130.0 million, representing its then-current estimate of all additional losses (including asset write-downs, the estimated loss on the sale of the business and/or the assets and continuing operating losses through the date of sale) that it believes it will incur as part of any sale of the United CreditServ unit. During the first quarter of 2000, the discontinued operation incurred a loss from operations in the amount of approximately $14.6 million, which was charged to the liability for loss on disposal.

         TRANSACTIONS TO FUND CASH OBLIGATIONS UNDER CAPITAL PLAN

                  UICI anticipates funding its cash commitments under the Capital Plan and other near-term cash needs with the proceeds of a series of completed and contemplated transactions, including borrowings with an unaffiliated lender in the amount of $24.0 million, approved sales of assets to its regulated insurance company subsidiaries generating cash proceeds in the amount of approximately $43.0 million, a regular dividend from The Chesapeake Life Insurance Company (one of its regulated insurance company subsidiaries), the proceeds of the sale of its National Motor Club unit, and with cash on hand. UICI does not currently anticipate the need during 2000 to utilize the proceeds of regular or special dividends from The MEGA Life and Health Insurance Company or Mid West National Life Insurance Company of Tennessee (the Company's principal regulated insurance company subsidiaries) to fund its cash commitments under the Capital Plan.

                  The Company has reached an agreement in principle to sell its 97% interest in NMC Holdings, Inc. (the parent of UICI's National Motor Club of America unit) to an investment group consisting of Jensen family members (including Mr. Jensen) for a sales price of $56.8 million. UICI purchased National Motor Club in 1997 for $40.0 million. During 1999, UICI's National Motor Club unit generated pre-tax operating income in the amount of $3.2 million.

                  The purchase price for National Motor Club will be payable in cash at closing in the amount of $21.8 million and the delivery by the buyer of an unsecured, full recourse promissory note in the principal amount of $35.0 million. The promissory note will bear interest at the per annum rate of 9.5%, with three equal installments of principal in the amount of $11.67 million due on October 1, November 1 and December 1, 2000, respectively, and will be unconditionally guaranteed by Mr. Jensen. The note will, in turn, be pledged by UICI to UCNB to partially secure UICI's obligations under the Capital Plan.

                  UICI currently expects to complete the sale of UICI's interest in National Motor Club in mid-July 2000. Closing of the transaction is subject to, among other things, execution and



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         delivery of definitive documentation, approval of the disinterested
         UICI Board of Directors, termination of the Hart-Scott-Rodino antitrust review period and other usual and customary closing conditions.

         DEBT RESTRUCTURING

                  UICI also announced that it has reached an agreement in principle to restructure UICI's $70.0 million loan with LM Finance, LLC (a company controlled by Mr. Jensen). LM Finance LLC has agreed to release its security interest in UICI's shares of National Motor Club and certain other investment securities and to substitute therefor a pledge of a $21.0 million tax refund expected to be received by UICI in February 2001. The restructured $70.0 million loan will also be partially secured by a pledge of UICI's interest in Mid West National Life Insurance Company of Tennessee. The interest rate on the LM Finance loan will be changed from prime to LIBOR plus 150 basis points, and the maturity of the loan will be extended from September 2001 to January 2002. Completion of the debt restructuring is subject to, among other things, execution and delivery of definitive documentation, approval of the disinterested UICI Board of Directors, and other usual and customary closing conditions.

                  In advance of the restructuring, on June 27, 2000 UICI prepaid $8.0 million of indebtedness outstanding under its commercial bank credit facility, and on June 30, 2000 Mr. Jensen completed the purchase of the commercial banks' remaining $6.0 million position at par. As a result of Mr. Jensen's purchase of the banks' position, UICI no longer has any bank debt outstanding. Since December 31, 1999, UICI has prepaid an aggregate of $100 million in bank debt that was formerly outstanding under the credit facility.

                  UICI also announced that it has been advised that A. M. Best currently intends to maintain its current ratings of "A- (Excellent)" for each of The MEGA Life and Health Insurance Company and Mid West National Life Insurance Company of Tennessee (the Company's principal regulated insurance company subsidiaries). A.M. Best's ratings currently range from "A++ (Superior)" to "F (Liquidation)." A.M. Best's ratings are based upon factors relevant to policyholders, agents, insurance brokers and intermediaries and are not directed to the protection of investors.


Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

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Exhibit                                                                            Page
Number                     Description of Exhibit                                 Number
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
99.1     Press release announcing approval of Capital Plan and other matters       99.1
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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                        UICI
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                                                    (Registrant)



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Date   July 5, 2000                            By /s/ Gregory T. Mutz
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                                                  Gregory T. Mutz
                                                  President and Chief Executive
                                                  Officer





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Exhibit                                                                            Page
Number                     Description of Exhibit                                 Number
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
99.1     Press release announcing approval of Capital Plan and other matters       99.1
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